                                                                    Exhibit 7(c)


                    AUTOMATIC REINSURANCE AGREEMENT NO. 2728
                           EFFECTIVE JANUARY 1, 1999


                                    between


              PROVIDENTMUTUAL LIFE AND ANNUITY COMPANY OF AMERICA
                                       of
                              WILMINGTON, DELAWARE



                 as Ceding Company: referred to as You and Your


                                      and



                   PHOENIX HOME LIFE MUTUAL INSURANCE COMPANY
                                       of
                            East Greenbush, New York
                (Administrative Offices in Enfield, Connecticut)



                  as Reinsurer: referred to as We, Us and Our






[PHOENIX LOGO]

                               TABLE OF CONTENTS


                                    ARTICLES
                                    --------

Article I           Scope of the Agreement                          Page 1
                     Parties to the Agreement
                     Effective Date of the Agreement
                     Scope of the Agreement
                     Duration of the Agreement

Article II          Reinsurance Coverage                            Page 2
                     Automatic Reinsurance
                     Facultative Reinsurance
                     Basis of Reinsurance

Article III         Procedures                                      Page 3

Article IV          Liability                                       Page 4

Article V           Reinsurance Rates and Payments                  Page 5
                     Tax Reimbursement
                     Experience Refund

Article VI          Changes to the Reinsurance                      Page 7
                     Errors and Oversights
                     Misstatement of Age or Sex
                     Changes to the Underlying Policy
                     Reductions, Terminations and Reinstatements

Article VII         Recapture                                       Page 9

Article VIII        Claims                                          Page 11

Article IX          Arbitration                                     Page 14

Article X           Insolvency                                      Page 15

Article XI          Inspection of Records                           Page 16

Article XII         Execution of the Agreement                      Page 17

                                                                 Continued . . .

                               TABLE OF CONTENTS

                                    EXHIBITS


Exhibit A      Reinsurance Coverage
               Retention Limits
               Automatic Acceptance Limits
               Exclusions to Automatic Reinsurance Coverage, including Jumbo Limits

Exhibit B      Reinsurance Reporting Forms and Reinsurance Administration

Exhibit C      Reinsurance Rates and Allowances
               Net Amount at Risk Calculation

Exhibit D      Reinsurance Claim Form

Exhibit E      Conditional Receipt Liability

                       ARTICLE I - SCOPE OF THE AGREEMENT

1.   PARTIES TO THE AGREEMENT

     We mutually agree to transact reinsurance according to the terms of this Agreement. This Agreement is for indemnity reinsurance and we are the only two parties to the Agreement. There will be no right or legal relationship whatsoever between us as reinsurer and any other person having an interest of any kind in policies reinsured under this Agreement.

2.   EFFECTIVE DATE OF THE AGREEMENT

     This Agreement will go into effect at 12:01 A.M., January 1, 1999, and will cover policies effective on and after that date.

3.   SCOPE OF THE AGREEMENT

     The text of this Agreement and all Exhibits, Schedules and Amendments are considered to be the entire agreement between us. There are no other understandings or agreements between us regarding the policies reinsured other than as expressed in this Agreement. We may make changes or additions to this Agreement, but they will not be considered to be in effect unless they are made by means of a written amendment which has been signed by both of us.

4.   DURATION OF THE AGREEMENT

     The duration of this Agreement will be unlimited. However, either one of us may terminate the Agreement at any time by giving the other ninety days prior written notice. We will continue to accept new reinsurance during the ninety-day period.

     Existing reinsurance will not be affected by the termination of this Agreement for new reinsurance. Existing reinsurance will remain in force until the termination or expiry of the underlying policy on which reinsurance is based, as long as you continue to pay reinsurance premiums as shown in Article V (Reinsurance Rates and Payment). However, we will not be liable for any claims or premium refunds which are not reported to us within one hundred eighty days following the termination or expiry of the last cession reinsured under this Agreement.

                       ARTICLE II - REINSURANCE COVERAGE

1.   AUTOMATIC REINSURANCE

     We will accept automatically reinsurance of life benefits for your individually underwritten ordinary life policies on any permanent resident of the United States or Canada, in agreement with the provisions and limitations shown in Exhibit A (Reinsurance Coverage).

     We will also accept automatically reinsurance of riders and supplementary benefits written with the covered life benefits, but only to the extent that the riders and supplementary benefits are specifically shown in Exhibit A (Reinsurance Coverage), Part I.

     You have the right to modify your retention limits shown in Exhibit A (Reinsurance Coverage), Part II at any time. If you retention limits are reduced as a result of the modification, you will need to notify us in writing before you can cede reinsurance on the basis of the reduced retention limits. We will prepare a treaty amendment which will serve as our written approval of the reduction.

     We reserve the right to amend the Automatic Acceptance Limits shown in Exhibit A (Reinsurance Coverage), Part III if you modify your retention limits. We also reserve the right to modify the Automatic Acceptance Limits if you elect to participate in another arrangement or arrangements to secure additional automatic binding capacity.

     Changes in your issue limits or underwriting guidelines will be subject to our review. Significant changes to your underwriting guidelines which will affect future reinsurance will be subject to our written approval.

2.   FACULTATIVE REINSURANCE

     If you wish to submit a risk not covered automatically under this Agreement, or if you wish our advice on any application, you may submit and we will consider the risk on a facultative basis.

3.   BASIS OF REINSURANCE

     Life reinsurance under this Agreement will be on the Yearly Renewable Term plan for the net amount at risk on the portion of the original policy that is reinsured

                        ARTICLE II- REINSURANCE COVERAGE
     with us. The net amount at risk for any policy period will be calculated according to Exhibit C (Reinsurance Rates and Allowances), Part I.

     Riders or supplementary benefits ceded with life benefits will be reinsured as shown in Exhibit C. Any differences in the net amount at risk calculation for these benefits will be shown in Exhibit C.


                            ARTICLE III - PROCEDURES

1.   AUTOMATIC REINSURANCE

     No individual notification will be necessary for placing automatic reinsurance. Subject to Article V (Reinsurance Rates and Payment) and Exhibit B (Reinsurance Reporting Forms and Reinsurance Administration), new business or changes to existing reinsurance will be shown on your periodic billing report.

2.   FACULTATIVE REINSURANCE

     You may submit to us one or more policies not covered automatically under the Agreement, and we will consider such reinsuring such policies on a facultative basis.

     In order to submit a policy for consideration on a facultative basis, you will submit to us a reinsurance application in substantially the form set forth in Exhibit B hereto. We will review the information and promptly notify you of whether we will reinsure such policy. If we require additional information, we will promptly request that you provide such additional information.

     If we agree to reinsure the policy, we will provide you an unconditional written offer to reinsure such policy. You are not required to confirm acceptance of each offer at the time the offer is received, but you will confirm acceptance of each offer and placement of the facultative reinsurance with us on the monthly report; provided, however, you must confirm the acceptance no later than the termination date shown on our written offer, which termination date will not be less than ninety days after the date on which you receive the written offer. We may extend the termination date if you request an extension in writing and we agree to the extension in writing.

                            ARTICLE III - PROCEDURES

3.   POLICY EXPENSES

     You will bear the expenses of all medical examinations, inspection fees and other charges incurred in connection with policy issues, reinstatements or reentries.

4.   REFERENCE MATERIALS

     Upon request you will provide us with any reference materials which we may require for proper administration of reinsurance ceded under this Agreement.


                             ARTICLE IV - LIABILITY

1.   AUTOMATIC REINSURANCE

     Our liability for reinsurance placed automatically under this Agreement will begin and end simultaneously with your liability for the underlying policy on which reinsurance is based.

2.   FACULTATIVE REINSURANCE

     Our liability for facultative reinsurance will begin and end simultaneously with your liability of the policy on which facultative reinsurance is based, provided we make an unconditional written offer that is accepted in accordance with Article III, Section 2.

     If our offer depends on your approval of further information about the insurability of the risk, we will have no liability unless you have requested and approved the information and documented your policy file accordingly.

3.   CONDITIONAL RECEIPT LIABILITY

     Our liability for losses under the terms of a Conditional Receipt or Temporary Insurance Receipt is shown in Exhibit E (Conditional Receipt Liability).

4.   CONTINUATION OF LIABILITY

     Continuation of our liability is conditioned on your payment of reinsurance premiums as shown in Article V (Reinsurance Rates and Payment) and is subject to Article VI (Changes to the Reinsurance) and Article VII (Recapture).

                   ARTICLE V - REINSURANCE RATES AND PAYMENTS

1.   REINSURANCE RATES

     Reinsurance rates that you will pay us for business covered under this Agreement are shown in Exhibit C. The reinsurance rate payable for any cession for any accounting period will be calculated on the basis of the net amount risk reinsured as of that period.

     For reasons relating to deficiency reserve requirements by the various state insurance departments, the rates shown in Exhibit C cannot be guaranteed for more than one year. While we anticipate that reinsurance rates shown in Exhibit C will continue to be charged, it may become necessary for us to charge a guaranteed rate that is the greater of the rate from Exhibit C or the corresponding statutory net premium rate based on the 1980 CSO Table at 4.5% interest for the applicable mortality rating.

     If the original policy is issued with interim insurance, you will pay us a reinsurance rate for the interim period that is the same percentage of the first year premium that the interim period bears to twelve months. The rate the you pay us for the first policy year after the interim period will be calculated on the basis of the full annual reinsurance rate.

     Procedures and details of reinsurance rate calculation for any benefits or riders ceded under this Agreement are shown in Exhibit C.

     All financial transactions under this Agreement will be in United States dollars, unless we mutually agree to use other currencies. Specifications of the currencies and details of currency conversion procedures will be shown in Exhibit C if necessary.

2.   PAYMENTS

     You will self-administer the periodic reporting of your statements of account and payment of balances due to us as shown in Exhibit B.

     Within thirty days following the end of each month during which this Agreement is in effect, you will submit to us a report substantially in the form set forth at Exhibit B hereto. The report will contain such additional information as we may mutually agree in writing.

     In the event the report shows an amount due to you, we will pay you such amount within thirty days after we received the report.

                   ARTICLE V - REINSURANCE RATES AND PAYMENTS

     Your timely payment of reinsurance premiums is a condition precedent to our continued liability. If you have not paid the balance due us by the thirty-first day following the close of the reporting period, we have the right to give you thirty days' written notice of our intention to terminate the reinsurance on which the balance is due and unpaid. At the end of this thirty-day period, our liability will automatically terminate for all reinsurance on which balances remain due and unpaid, including reinsurance on which balances became due and unpaid during and after the thirty-day notice period. Even though we have terminated the reinsurance, you will continue to be liable for the payment of unpaid balances along with interest charges calculated from the due date shown above to the date of payment. The interest rate payable will be the same that we charge for delinquent premiums on our individual life insurance policies.

     You may reinstate reinsurance terminated for non-payment of balances due at any time within sixty days of the date of termination, by paying us all balances due and interest charged in full. However, we will have no liability for claims incurred between the termination date and the reinstatement date.

3.   TAX REIMBURSEMENTS

     Details of any reimbursement of premium taxes that you pay on behalf of reinsurance payments to us are shown in Exhibit C, Section VIII (Premium Taxes).

     We mutually agree to the following pursuant to Section 1.848-2(g)(8) of the Income Tax Regulation issued December 29, 1992 under Section 848 of the Internal Revenue Code of 1986, as amended. This election will be effective for all taxable years for which this Agreement remains in effect.

     The terms used in this Section are defined in Regulation Section 1.848-2 in effect as of December 29, 1992. The term "net consideration" will refer to either net consideration as defined in Section 1.848-2(f) or "gross premium and other consideration" as defined in Section 1.848-3(b), as appropriate.

     a) The party with the net positive consideration for this Agreement for each taxable year will capitalize specified policy acquisition expenses with respect to this Agreement without regard to the General Deductions Limitation of IRC Section 848(c)(1).

                   ARTICLE V - REINSURANCE RATES AND PAYMENTS

     b) We mutually agree to exchange information pertaining to the amount of net consideration under this Agreement each year to ensure consistency. We also mutually agree to exchange information otherwise required by the Internal Revenue Service.

4.   EXPERIENCE REFUND

     Details of any Experience Refund payable to you will be shown in Exhibit C,
     Section XI (Experience Refund).


                    ARTICLE VI - CHANGES TO THE REINSURANCE

1.   ERRORS AND OVERSIGHTS

     If either of us fail to comply with any of the provisions of this Agreement because of an unintentional oversight or misunderstanding, the underlying status of this Agreement will not be changed. Both of us will be restored to the position we would have occupied had no such oversight nor misunderstanding occurred.

2.   MISSTATEMENT OF AGE OR SEX

     If the misstatement of the age or sex of a reinsured life causes an increase or reduction in the amount of insurance in your underlying policy, we will both share in the change in proportion to our original liabilities at the time the policy was issued.

3.   CHANGES TO THE UNDERLYING POLICY

     a) All changes. If any change is made to the underlying policy, the reinsurance will change accordingly. You will give us prompt written notification of the change, including details and the effective date of the change.

     b) Increase. If the amount at risk increases because of a change in the underlying policy, you will promptly send us copies of all papers relating to the change in plan. Our approval will be necessary if the increase causes the amount reinsured to exceed the Automatic Acceptance Limits shown i Exhibit A, Part III, if the policy was reinsured on a facultative basis, or if the underwriting classification of a substandard risk reinsured on a facultative basis was changed.

                     ARTICLE VI- CHANGES TO THE REINSURANCE

     c) Extended Term and Reduced Paid-UP Insurance. If any policy reinsured under this Agreement converts to Extended Term Insurance or Reduced Paid-Up Insurance, the net amount at risk reinsured will be adjusted as appropriate and reinsurance will be continued in accordance with the provisions of the underlying policy. Reinsurance payments for the adjusted policy will be calculated on the basis of the original issue age of the insured and the duration of the original policy at the time the adjustment became effective, i.e. point-in-scale basis.

4.   REDUCTIONS, TERMINATIONS AND REINSTATEMENTS

     If any part of the underlying coverage on a life reinsured under this Agreement is reduced or terminated, the amount of reinsurance will also be reduced or terminated to the extent that you will continue to maintain your appropriate retention limit as shown in Exhibit A for the issue age and table rating of the insured. You will not be required to assume amounts in excess of the retention limit that was in force when the affected policy or policies were issued.

     The total amount of the reduction of a reinsured policy will be applied directly to our net amount at risk. If reinsurance on the policy was placed with more than one reinsurer, our net amount at risk will be reduced in the same proportion that our initial amount of reinsurance bore to the total initial amount reinsured in all companies.

     If a policy reinsured under this Agreement is lapsed or terminated, the reinsurance will also terminate. If additional policies on the same life are reinsured with us, and if the termination causes you to maintain less than the retention limit shown in Exhibit A, the policy(ies) issued next in sequence to the terminated policy will be decreased until you maintain your full retention on the risk. This procedure will not apply to any policies reinsured on a facultative basis where you have not kept your full retention.

     You will also follow the procedures shown in the above paragraphs when the reduction or termination applies to a policy or policies that you have fully retained, and where the reduction or termination will cause you to maintain less than your current retention for any policy or policies reinsured.

                    ARTICLE VI - CHANGES TO THE REINSURANCE

     If a policy reinsured automatically lapses and is reinstated in accordance with your standard rules and procedures, reinsurance for the amount at risk effective at the time of the lapse will be reinstated automatically at the date of reinstatement of the policy. You will notify us of the reinstatement on your periodic statement of account. You will send us copies of your reinstatement papers only upon request.

     We will not need to approve reinstatement of a policy reinsured under this Agreement on a facultative basis when:

     a)   you have kept your full retention on the policy; and

     b) the reinsured amount falls within the Automatic Acceptance Limits shown in Exhibit A.

     Otherwise, you will need our prior review and approval for reinstatement of any facultative reinsurance. You will send us prompt written notice of your intention to reinstate the policy along with copies of the reinstatement papers required by your standard rules and procedures. The reinsurance will be reinstated at the same time as the policy, subject to our written approval of the reinstatement.

     You will notify us of all reinstatements on your periodic statement of account, and you will pay all reinsurance payments due from the date of reinstatement to the date of the current statement of account, including a proportionate share of interest collected. Thereafter, reinsurance payments will be in accordance with Article V (Reinsurance Rates and Payments).



                            ARTICLE VII - RECAPTURE

1.   BASIS OF RECAPTURE

     If you increase the retention limits shown in Exhibit A, you may make a corresponding reduction in eligible reinsurance cessions. Policies are eligible for recapture if:

     a) you have maintained the maximum retention limit for the age and mortality rating of the insured when the underlying policy was issued. Policies on which you retained a reduced retention or no retention will not be eligible for recapture.

                            ARTICLE VII - RECAPTURE

     b) the policy has been in force under this Agreement for the Recapture Period shown in Exhibit C, Section IX. The recapture period will always be measured from the original policy issue date. For converted policies the recapture period will be the greater of the recapture period in the original reinsurance agreement, or the recapture period in the agreement to which the policy has converted.

2.   METHOD OF RECAPTURE

     You will give us written notice of your intention to recapture within ninety days of the effective date of your retention increase. If you elect to recapture at a later date, you will give us additional written notice before you begin the recapture.

     When you have given us written notice of your intent to recapture, and the date that the recapture will begin:

     a)   All eligible policies will be recaptured;

     b) Reinsurance will be reduced on the next anniversary date of each eligible policy;

     c) Reinsurance on each eligible policy will be reduced by an amount that will increase your retention to the current limit set forth in Exhibit A.

     d) If there is reinsurance in force in other companies on any one insured life, the reduction of the reinsurance in force under this Agreement will be in the same proportion that the amount reinsured with us bears to the total reinsurance on the life;

     e) If at the time of recapture the insured is disabled and premiums are being waived under any type of Disability Benefit Rider, only the life benefit will be recaptured. The reinsured portion of the Disability Benefit Rider will remain in force until the policy is returned to premium-paying status, at which time it will be eligible for recapture.

                            ARTICLE VII - RECAPTURE

     If you omit or overlook the recapture of any eligible policy or policies, our acceptance of reinsurance payments after the date the recapture would have taken place will not cause us to be liable for the amount of the risk that would have been recaptured. We will be liable only for a refund of reinsurance payments received, without interest.

     If your retention increase is due to your purchase by or purchase of another company, or your merger, assumption or any other affiliation with another company, no immediate recapture will be allowed. However, you may recapture eligible policies once the Recapture Period set out in Exhibit C,
     Section IX has expired.


                             ARTICLE VIII - CLAIMS

1.   NOTICE OF CLAIM

     When you receive notice that a claim has been incurred on a policy reinsured under this Agreement, you will submit to us a claims report substantially in form set forth in Exhibit B hereto. You will also forward copies of the death certificate and the claimant's statement, as each document becomes available. Copies of the application and underwriting papers will be sent only for a claim incurred during the contestable period of the policy, otherwise you will send us only the claim documents we specifically request.

2.   SETTLEMENT OF CLAIMS

     We will accept your good faith decision in settling any claim except as specified in this Article. Once we have received the proofs cited in
     Section 1 and upon evidence of your settlement with the claimant, we will discharge our net reinsurance liability by paying you one lump sum, regardless of the method of settlement you use. For the settlement of Waiver of Premium Disability or other Disability Rider benefits, we will pay you our proportional share of the gross premium waived annually.

     You will consult with us before conceding any liability or making any settlement with the claimant whenever the amount reinsured exceeds the amount that you retained.

                             ARTICLE VIII - CLAIMS

     Your claim settlements will be administered in good faith, according to the standard procedures you apply to all claims, whether reinsured or not.

3.   CONTESTABLE CLAIMS

     You will immediately notify us if you intend to contest, compromise or litigate a claim involving reinsurance. If we prefer not to participate in the contest, we will notify you of our decision within fifteen days of our receipt of all documents requested, and we will immediately pay you the full amount of reinsurance due. Once we have paid our reinsurance liability, we will not be liable for legal and/or investigative expenses and we will have no further liability for expenses associated with the contest, compromise or litigation.

     When we agree to participate in a contest, compromise or litigation involving reinsurance, you will give us prompt notice of the beginning of any legal proceedings involving the contested policy. You will promptly furnish us with copies of all documents pertaining to a lawsuit or notice of intent to file a lawsuit by any of the claimants or parties to the policy.

     We will share in the payment of legal or investigative expenses relating to a contested claim in the same proportion as our liability bears to your liability. We will not reimburse expenses associated with non-reinsured policies.

     If your contest, compromise or litigation results in a reduction in the liability of the contested policy, we will share in the reduction in the same proportion that the amount of reinsurance bore to the amount payable under the terms of the policy on the date of death of the insured.

4.   CLAIM EXPENSES

     We will pay our proportionate share of the following expenses arising out of the settlement or litigation of a claim, providing that the expenses are reasonable:

     a)   investigative expenses;

     b)   attorneys' fees;

                             ARTICLE VIII - CLAIMS

     c) penalties and interest imposed automatically against you by statute and rising solely out a judgment rendered against you in a suit for policy benefits;

     d) interest paid to the claimant on death benefit proceeds according to your practices. Reimbursement of interest in excess of 9%, unless otherwise dictated by local legislation, will require our approval.

     Our share of claim expenses will be in the same proportion that our liability bears to your liability.

     You will be responsible for payment of the following claim expenses, which are not considered items of "net reinsurance liability" as referenced in
     Section 2. of this Article:

     a) routine administrative expenses for the home office or elsewhere, including your employees' salaries;

     b) expenses incurred in connection with any dispute or contest arising out of a conflict in claims of entitlement to policy proceeds or benefits which you admit are payable.

5.   EXTRA CONTRACTUAL DAMAGES

     We will not be liable for nor will we pay any extra contractual damages, including but not limited to consequential, compensatory, exemplary or punitive damages which are awarded against you, or which you pay voluntarily, in settlement of a dispute or claim where damages were awarded as the result of any direct or indirect act, omission or course of conduct undertaken by you, your agents or representatives, in connection with any aspect of the policies reinsured under this Agreement.

     We recognize that special circumstances may arise in which we should participate to the extent permitted by law in certain assessed damages. These circumstances are difficult to describe or define in advance but could include those situations in which we were an active party in the act, omission or course of conduct which ultimately resulted in the assessment of the damages. The extent of our participation is dependent upon a good-faith assessment of the relative culpability in each case; but all factors being equal, the division of any such assessment would generally be in the same proportion of the net liability accepted by each party.

                            ARTICLE IX - ARBITRATION

1.   BASIS FOR ARBITRATION

     We mutually understand and agree that the wording and interpretation of this Agreement is based on the usual customs and practices of the insurance and reinsurance industry. While we agree to act in good faith in our dealings with each other, it is understood and recognized that situations arise in which we cannot reach an agreement.

     In the event that any dispute cannot be resolved to our mutual satisfaction, the dispute will first be subject to good-faith negotiation as described below in an attempt to resolve the dispute without the need to institute formal arbitration proceedings.

2.   NEGOTIATION

     Within ten days after one of us has given the other the first written notification of the specific dispute, each of us will appoint a designated officer to attempt to resolve the dispute. The officers will meet at a mutually agreeable location as early as possible and as often as necessary, in order to gather and furnish the other with all appropriate and relevant information concerning the dispute. The officers will discuss the problem and will negotiate in good faith without the necessity of any formal arbitration proceedings. During the negotiation process, all reasonable request made by one officer to the other for information will be honored. The specific format for such discussions will be decided by the designated officers.

     If the officers cannot resolve the dispute within thirty days of their first meeting, we agree that we will submit the dispute to formal arbitration. However, we may agree in writing to extend the negotiation period for an additional thirty days.

3.   ARBITRATION PROCEEDINGS

     All disputes arising under this Agreement or Amendment will be referred to arbitration before three disinterested arbitrators, one to be chosen by you and one to be chosen by us, with the third selected by the two appointed arbitrators. Each arbitrator will be a past or present officer of a life insurance company. If either of us fails to appoint an arbitrator within thirty days of that date the written demand for arbitration is first received, the other may select a second arbitrator. If the two chosen arbitrators do not designate a third arbitrator within thirty days of the appointment of the second, either of us may request the Philadelphia office of the American Arbitration Association to immediately select a third arbitrator in accordance with the requirements of this provision. Arbitration under this Article will relate to all aspects of this Agreement and the Amendment, including its formation and execution, and will survive the termination of the Agreement.

                            ARTICLE IX - ARBITRATION

     Arbitration proceedings will be held in Philadelphia, Pennsylvania, and, except as otherwise provided herein, will be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association unless the arbitrators unanimously agree to a different procedure. The arbitrators will interpret the Agreement in accordance with usual business and reinsurance practices rather than on a strict technical or legal basis. Upon the request of either party, the arbitrators will issue their decision and the basis therefore in writing. The majority decision of the arbitrators will be final and binding on the parties, and judgment thereon may be entered in any court of competent jurisdiction. The parties will each bear their own costs but the expenses of the arbitration, including the arbitrators' fees, will be shared equally.



                             ARTICLE X - INSOLVENCY

1. All reinsurance under this Agreement is payable directly to you, your liquidator, receiver or statutory successor, only on the basis of your liability under the reinsured policies. It is understood, however, that in the event of your insolvency the liquidator, receiver or statutory successor will provide us written notice of the pendency of any claim against you on a reinsured policy within a reasonable time after such claim is filed in the insolvency or other proceedings, and during the pendency of the claim we may investigate such and interpose at our own expense in the proceedings where the claim is to be adjudicated, any defense which we may deem available to you, your liquidator, receiver or statutory successor. It is further understood that any expense we incur will be chargeable, subject to court approval, against you as part of the expense of liquidation or other proceeding to the extent of a proportionate share of the benefit which may accrue to you by reason of the defense undertaken by us.

2. In the event of our insolvency, you may, at your option and with ninety days written notice to us and to our liquidator, receiver or statutory successor, terminate this Agreement and recapture immediately and completely all reinsured policies covered under the provisions of this Agreement. The termination and recapture will be without penalty, regardless of the duration of time that the reinsurance has been in force. The termination and recapture will be effective upon the earlier of the following:

     a)   the date on which we are deemed insolvent; or

     b) the date on which our insolvency has been established by the Insurance Department of the State of New York.

                             ARTICLE X - INSOLVENCY

     In the event that either party is judged insolvent, any debts or credits due to the other party, whether matured or unmatured, under this Agreement or any other agreement, which exist on the date of the entry of a receivership or liquidator order, will be deemed mutual debts or credits as the case may be and will be set off and only the balance will be allowed or paid.



                       ARTICLE XI - INSPECTION OF RECORDS

1. Either one of us will have the right at any reasonable time to inspect the original papers, records, books, files or other documents relating directly or indirectly to the reinsurance coverage under this Agreement.

                    ARTICLE XII - EXECUTION OF THE AGREEMENT

In witness whereof, we have caused this Agreement to be executed in duplicate at the dates and places shown below, by our respective officers duly authorized to do so.


PROVIDENTMUTUAL LIFE AND ANNUITY COMPANY OF AMERICA
WILMINGTON, DELAWARE



[SIGNATURE]
----------------------------------
Signature



Vice President & Actuary
----------------------------------
Title



3/2/99
----------------------------------
Date of Signature





PHOENIX HOME LIFE MUTUAL INSURANCE COMPANY
ENFIELD, CONNECTICUT



[SIGNATURE]
----------------------------------



Director, Treaties & Compliance
----------------------------------
Title



November 6, 1998
----------------------------------
Date of Signature

                                   EXHIBIT A
                          (EFFECTIVE JANUARY 1, 1999)

                              REINSURANCE COVERAGE

I.   REINSURANCE COVERAGE

     This Agreement will cover a 25% percent quota share in excess of your retention of

          Life Benefits;

          Disability Waiver Benefits issued with Life Benefits;

          Other Supplementary Benefits or Riders issued with Life Benefits and specifically listed below;

     on the following policy forms;

     PLANS

          Whole Life 2
          Portfolio 2
          Intersector Plus 2
          Chancellor
          Face Amount Increases for Intersector Plus 2
          Special Term
          Options VL

     RIDERS
          Additional Insurance Benefit
          Other Insured Term
          Waiver of Premium
          Waiver of Monthly Deductions
          Change of Insured
          Guaranteed Purchase Option
          Paid-up Additions

     Reinsurance coverage will provide neither loan nor cash surrender values.


                                                                   Continued ...

                          (EFFECTIVE JANUARY 1, 1999)

II.  RETENTION LIMITS OF CEDING COMPANY

     A.   LIFE

          The Ceding Company will retain the first $150,000 of life benefits on any one insured life.

          Amounts over such retention will be reinsured on a first excess basis with Provident Mutual Life Insurance Company. In no event will the sum of the Ceding Company's retention and the first excess reinsurance exceed the corporate retention in the following schedule:

                                                    Special Classes A-G           Special Classes H-K
           Age at Issue          Standard           Flat Extras $0-10.00          Flat Extras $10.01+
        -----------------       ----------         ----------------------        ---------------------
            0-31 days             $25,000                   None                         None
         32 days - 2 years        750,000                $500,000                     $375,000
               3-65             1,250,000                 875,000                      625,000
              66-70             1,000,000                 750,000                      500,000
              71-75               500,000                 375,000                      250,000
              76-80               250,000                   None                         None
              81-85               125,000                   None                         None
               86+                 None                     None                         None


     The above limits may be exceeded by as much as $25,000 in order to avoid reinsurance.

     The maximum retention for aviation risks is one-half the normal retention.

     B.   DISABILITY WAIVER

          Same as life

     C.   ACCIDENTAL DEATH BENEFITS

          Not reinsured under this Agreement


                                                                   Continued ...

                          (EFFECTIVE JANUARY 1, 1999)

III. AUTOMATIC ACCEPTANCE LIMITS

     A. LIFE

        We will accept automatically the lesser of 2.5 times your retention or $3,125,000 per insured life. However, the maximum amount of reinsurance per life that we will accept under all automatic reinsurance agreements written between our two companies will not exceed the largest individual acceptance limit shown in the agreements. For the purposes of this Agreement, the maximum binding in all companies is $12,500,000.

        The binding limits are exclusive of your retention.

     B. DISABILITY WAIVER

        We will participate in Disability Waiver Benefits to a maximum $2,000,000 of Benefit face amount per insured life.

     C. ACCIDENTAL DEATH BENEFITS

        Not reinsured under this Agreement

IV. EXCLUSIONS TO AUTOMATIC REINSURANCE COVERAGE

        Automatic reinsurance coverage will not be available in the following situations:

     1. The policy has been submitted on a facultative, facultative obligatory or initial inquiry basis to us or to any other reinsurer;

     2. The risk is categorized as a "Jumbo Risk", where your underwriting papers indicates that the total life insurance in force and applied for on the insured's life exceeds $30,000,000.

     3. The policy is part of any special program that you offer, including:

        a) experimental or limited retention programs, including but not limited to cancer, diabetes, aviation or coronary risk;

        b) external replacement and/or conversion programs other than contractual conversions or exchanges of the original policy.

                                                                    Continued...

                          (EFFECTIVE JANUARY 1, 1999)

 IV. EXCLUSIONS TO AUTOMATIC REINSURANCE COVERAGE - (CONTINUED)

     4. You have retained an amount less than your usual retention limits for the age and table rating of the insured.

     5. The policy is a result of a conversion from group insurance, unless we agree otherwise.

                                   EXHIBIT B
                          (EFFECTIVE JANUARY 1, 1999)

                           REINSURANCE ADMINISTRATION

Reinsurance administration and premium accounting will be on a self-administered basis. Premiums will be paid annually in advance and reported monthly. For each reporting period you will submit to us a statement containing information in general compliance with the following:

I.   MONTHLY DETAIL REPORT

     Policy Number
     Name of Insured
     Date of Birth
     Sex
     Smoker/Non Smoker Code
     Automatic/Facultative/Facultative Obligatory Code
     YRT/Coinsurance Code
     Original Issue Date
     Issue Date

     Flat Extra Rate
     Flat Extra Duration
     Flat Extra Premium
     Flat Extra Allowances
     Age Nearest/Last Indicator
     Treaty Code
     Substandard Percentage
     Plan Name (Your Product Name)
     Plan Type (Whole Life, Term, UL, Variable UL, etc.)
     Joint Policy Indicator*
     Original Amount of Insurance (amount you issued)
     Amount Reinsured (original amount reinsured with us)
     Net Amount at Risk Reinsured (current amount at risk)

     *Joint Policies
     For All Insureds Covered Under the Policy:
     Names of Insureds
     Dates of Birth
     Sex of Insureds
     Smoker/Non Smoker Codes
     Substandard Percentages


                                                                   Continued ...

                          (EFFECTIVE JANUARY 1, 1999)

II.  MONTHLY BILLING INFORMATION

     Policy Number
     Billing Date
     Transaction Code (New Business, Lapse, Amendment, etc.)
     Transaction Date
     Current Net Amount at Risk
     Billed Premium (Life, WP, ADB, Flat Extra, etc.)
     Billed Allowances (Life, WP, ADB, Flat Extra, etc.)

III. PREMIUM SUMMARY REPORT

     (Information should be summarized)
                              FY        RY        TOTAL
     Life Premium
     WP Premium
     ADB Premium
     Flat Extra Premium

     Total Premium
     Policy Fees

     Life Allowances
     WP Allowances
     ADB Allowances
     Flat Extra Allowances

     Total Allowances
     Premium Taxes (if applicable)

     Total Amount Due = (Total Premium + Policy Fees) - (Total Allowances + Premium Taxes)

     The premium summary should balance to the Monthly Detail Report.


                                                                   Continued ...

                          (EFFECTIVE JANUARY 1, 1999)


IV.  QUARTERLY VALUATION REPORT

                         Statutory      Tax Reserves
                          Reserves      (annual only)
                         ---------      -------------
     Basic
     Waiver
     Disabled Lives
     ADB
     Deficiency

     Total


V.   POLICY EXHIBIT

     From ___________________   Reporting Period: ________________

                         Activity For Period _____________________


                              Case
                              Count          Volume
                              -----          ------
     Beginning in Force

          New Business
          Reinstatements
          Other Increases
          Conversions On
          Conversions Off
          Not Takens
          Deaths
          Lapses
          Cancellations
          Surrenders
          Recaptures
          Other Decreases

     Ending In Force


                                                                    Continued...

                          (EFFECTIVE JANUARY 1, 1999)

NOTE:

     1. Any activity resulting from the insured having exercised a conversion privilege or any similar option granted under policy provisions should be reflected in the "Conversion Off" or "Conversion On" categories, rather than being reflected in the "New Business or "Lapse" categories.

          "Conversion Off" denotes policies terminated as a result of a conversion for which reinsurance with Phoenix Home Life will be continued under a new policy; "Conversion On" denotes new policies resulting from such conversions.

          For the purposes of this Agreement, any such change will be considered a continuation of the original policy.

          The combination of "Conversion Off" and "Conversion On" will normally net to zero for both policy count and volume in the Policy Exhibit totals.

     2. A separate Policy Exhibit should be prepared for each Premium Summary Report.

[PHOENIX HOME LIFE LOGO]
                                                     APPLICATION FOR REINSURANCE

                         INSTRUCTIONS TO CEDING COMPANY

     1. Retain copies 1 and 2 - Return copy 3 to Phoenix Home Life
     2. When case is put in force - Return copy 2 to Phoenix Home Life
     3. To cancel case, complete bottom of 1 and return to Phoenix Home Life

--------------------------------------------------------------------------------
PLEASE TYPE                        SEND TO PHOENIX HOME LIFE    APP. PREPARED BY
-----------                        -------------------------    ----------------
                                                       ,19
--------------------------------------------------------------------------------
CEDING COMPANY    NUMBER OF ORIGINAL POLICY     CESSION NUMBER
--------------    -------------------------     --------------   [ ] AUTOMATIC
                                                                 [ ] FACULTATIVE
--------------------------------------------------------------------------------
PRIMARY INSURED
(LAST, FIRST,          STATE OF   STATE OF   DATE OF
MIDDLE INITIAL)   SEX  RESIDENCE   BIRTH      BIRTH    AGE   OCCUPATION   SMOKER
---------------   ---  ---------  --------   -------   ---   ----------  -------
                                                                         [ ] YES
                                                                         [ ] NO
--------------------------------------------------------------------------------
SECOND INSURED
---------------                                                          [ ] YES
                                                                         [ ] NO
--------------------------------------------------------------------------------
                                  POLICY      PLAN OF       RESERVE   SHORT TERM
PAYOR BENEFIT     NAME OF PAYOR    DATE      INSURANCE       BASIS    FROM:
-------------     -------------   ------     ---------      -------   ----------
[ ] PD & D
[ ] Payor
    Death Only
================================================================================
                    1ST INSURED              2ND INSURED
               ---------------------    ---------------------
Rating         LIFE  DISABILITY  ADB    LIFE  DISABILITY  ADS
------         ----  ----------  ---    ----  ----------  ---
Previous                                                        DIS. RATE FOR
insurance                                                       $1,000 OF BASIC
in force                                                        INSURANCE

--------------------------------------------------------------------------------
  Of which                                                      PREVIOUS CESSION
  we retained                                                   NUMBERS, IF ANY

--------------------------------------------------------------------------------
Insurance                                                       MIB CODES BEING
now applied                                                     REPORTED
for
--------------------------------------------------------------------------------
  Of which we                                                   IS THIS AN
  will retain                                                   AMENDMENT?
                                                                [ ] YES  [ ] NO
                                                                IF YES, GIVE
                                                                CESSION NUMBER:

--------------------------------------------------------------------------------
Reinsurance                                                     HAS CASE BEEN
this                                                            OFFERED TO OTHER
application                                                     COMPANIES?
                                                                [ ] YES  [ ] NO
--------------------------------------------------------------------------------
REMARKS:
                                                    FOR CANCELLATION
                                                [ ] FILED AS INCOMPLETE
                                                [ ] POLICY NOT PLACED
                                                [ ] REINSURANCE PLACED ELSEWHERE
                                                [ ] WITHIN OUR RETENTION

[ ] Pre-notice given to the proposed insured(s)
    and we have MIB authorization(s).
--------------------------------------------------------------------------------
                          DO NOT TYPE BELOW THIS LINE
--------------------------------------------------------------------------------


                                                                     EXHIBIT B-1


                                     COPY 1

[PHOENIX HOME LIFE LOGO]
                                                     APPLICATION FOR REINSURANCE


--------------------------------------------------------------------------------
PLEASE TYPE                        SEND TO PHOENIX HOME LIFE    APP. PREPARED BY
-----------                        -------------------------    ----------------
                                                       ,19
--------------------------------------------------------------------------------
CEDING COMPANY    NUMBER OF ORIGINAL POLICY     CESSION NUMBER
--------------    -------------------------     --------------   [ ] AUTOMATIC
                                                                 [ ] FACULTATIVE
--------------------------------------------------------------------------------
PRIMARY INSURED
(LAST, FIRST,          STATE OF   STATE OF   DATE OF
MIDDLE INITIAL)   SEX  RESIDENCE   BIRTH      BIRTH    AGE   OCCUPATION   SMOKER
---------------   ---  ---------  --------   -------   ---   ----------  -------
                                                                         [ ] YES
                                                                         [ ] NO
--------------------------------------------------------------------------------
SECOND INSURED
---------------                                                          [ ] YES
                                                                         [ ] NO
--------------------------------------------------------------------------------
                                  POLICY      PLAN OF       RESERVE   SHORT TERM
PAYOR BENEFIT     NAME OF PAYOR    DATE      INSURANCE       BASIS    FROM:
-------------     -------------   ------     ---------      -------   ----------
[ ] PD & D
[ ] Payor
    Death Only
================================================================================
                    1ST INSURED              2ND INSURED
               ---------------------    ---------------------
RATING         LIFE  DISABILITY  ADB    LIFE  DISABILITY  ADS
------         ----  ----------  ---    ----  ----------  ---
Previous                                                        DIS. RATE FOR
insurance                                                       $1,000 OF BASIC
in force                                                        INSURANCE

--------------------------------------------------------------------------------
  Of which                                                      PREVIOUS CESSION
  we retained                                                   NUMBERS, IF ANY

--------------------------------------------------------------------------------
Insurance                                                       MIB CODES BEING
now applied                                                     REPORTED
for
--------------------------------------------------------------------------------
  Of which we                                                   IS THIS AN
  will retain                                                   AMENDMENT?
                                                                [ ] YES  [ ] NO
                                                                IF YES, GIVE
                                                                CESSION NUMBER:

--------------------------------------------------------------------------------
Reinsurance                                                     HAS CASE BEEN
this                                                            OFFERED TO OTHER
application                                                     COMPANIES?
                                                                [ ] YES  [ ] NO
--------------------------------------------------------------------------------
REMARKS:
                                                    FOR CANCELLATION
                                                [ ] FILED AS INCOMPLETE
                                                [ ] POLICY NOT PLACED
                                                [ ] REINSURANCE PLACED ELSEWHERE
                                                [ ] WITHIN OUR RETENTION

[ ] Pre-notice given to the proposed insured(s)
    and we have MIB authorization(s).
--------------------------------------------------------------------------------
                          DO NOT TYPE BELOW THIS LINE
--------------------------------------------------------------------------------
SUBST   TERM OF  PAYOR OR    CO     REEX-   RECAP
TABLE   REINS.   DIS CODE  NUMBER  TENSION   CODE   REMARKS   PLAN CODE
-----   -------  --------  ------  -------  -----   -------   ---------

                                                              RATING
                                                              ------

--------------------------------------------------------------------------------
AMOUNT           POL        POL        POL        POL        POL         AGE
AT RISK           YR AMOUNT  YR AMOUNT  YR AMOUNT  YR AMOUNT  YR AMOUNT CODE
-------          --- ------ --- ------ --- ------ --- ------ --- ------ ----


--------------------------------------------------------------------------------
          DIS
PAYOR    RATE/M                                                          FLAT
OR DIE  -------- DIS                                                     EXTRA
GROSS   1ST      TERM FLAT      FLAT       FLAT       FLAT       FLAT   --------
PREM    YR  RENL AGE  EXTRA     EXTRA      EXTRA      EXTRA      EXTRA  YRS PERM
------  --- ---- ---  -----     -----      -----      -----      -----  --- ----


--------------------------------------------------------------------------------
          ADB
         RATE/M
        -------- ADB
PREMIUM 1ST      TERM  LO   HI
WAIVED  YR  RENL AGE   POS  POS
------- --- ---- ----  ---  ---


--------------------------------------------------------------------------------


                                     COPY 2

[PHOENIX HOME LIFE LOGO]
                                                     APPLICATION FOR REINSURANCE


--------------------------------------------------------------------------------
PLEASE TYPE                        SEND TO PHOENIX HOME LIFE    APP. PREPARED BY
-----------                        -------------------------    ----------------
                                                       ,19
--------------------------------------------------------------------------------
CEDING COMPANY    NUMBER OF ORIGINAL POLICY     CESSION NUMBER
--------------    -------------------------     --------------   [ ] AUTOMATIC
                                                                 [ ] FACULTATIVE
--------------------------------------------------------------------------------
PRIMARY INSURED
(LAST, FIRST,          STATE OF   STATE OF   DATE OF
MIDDLE INITIAL)   SEX  RESIDENCE   BIRTH      BIRTH    AGE   OCCUPATION   SMOKER
---------------   ---  ---------  --------   -------   ---   ----------  -------
                                                                         [ ] YES
                                                                         [ ] NO
--------------------------------------------------------------------------------
SECOND INSURED
---------------                                                          [ ] YES
                                                                         [ ] NO
--------------------------------------------------------------------------------
                                  POLICY      PLAN OF       RESERVE   SHORT TERM
PAYOR BENEFIT     NAME OF PAYOR    DATE      INSURANCE       BASIS    FROM:
-------------     -------------   ------     ---------      -------   ----------
[ ] PD & D
[ ] Payor
    Death Only
================================================================================
                    1ST INSURED              2ND INSURED
               ---------------------    ---------------------
RATING         LIFE  DISABILITY  ADB    LIFE  DISABILITY  ADS
------         ----  ----------  ---    ----  ----------  ---
Previous                                                        DIS. RATE FOR
insurance                                                       $1,000 OF BASIC
in force                                                        INSURANCE

--------------------------------------------------------------------------------
  Of which                                                      PREVIOUS CESSION
  we retained                                                   NUMBERS, IF ANY

--------------------------------------------------------------------------------
Insurance                                                       MIB CODES BEING
now applied                                                     REPORTED
for
--------------------------------------------------------------------------------
  Of which we                                                   IS THIS AN
  will retain                                                   AMENDMENT?
                                                                [ ] YES  [ ] NO
                                                                IF YES, GIVE
                                                                CESSION NUMBER:

--------------------------------------------------------------------------------
Reinsurance                                                     HAS CASE BEEN
this                                                            OFFERED TO OTHER
application                                                     COMPANIES?
                                                                [ ] YES  [ ] NO
--------------------------------------------------------------------------------
REMARKS:
                                                    FOR CANCELLATION
                                                [ ] FILED AS INCOMPLETE
                                                [ ] POLICY NOT PLACED
                                                [ ] REINSURANCE PLACED ELSEWHERE
                                                [ ] WITHIN OUR RETENTION

[ ] Pre-notice given to the proposed insured(s)
    and we have MIB authorization(s).
--------------------------------------------------------------------------------
                          DO NOT TYPE BELOW THIS LINE
--------------------------------------------------------------------------------





                                     COPY 3

                                   EXHIBIT C
                          (EFFECTIVE JANUARY 1, 1999)

                        REINSURANCE RATES AND ALLOWANCES

I.   NET AMOUNT AT RISK CALCULATION

     The Net Amount at Risk in any policy year will be the different between the face amount of life benefit reinsured and the total cash value, taken to the nearest dollar, as of the policy anniversary occurring in that year. When the original policy is issued on a decreasing term plan or on a level term plan with a duration of twenty years or less, the cash values will be disregarded. You will maintain a level retention in all years.

II.  RATES FOR LIFE REINSURANCE

     The YRT Rates (the 1975-80 Basic Select and Ultimate Aggregate Age Nearest Birthday Mortality Table) shown in this Exhibit are annual rates for standard risks and are per $1,000 of the life benefit reinsured. You will pay us these rates multiplied by the following percentages:


                    PREFERRED        STANDARD       AGGREGATE
       YEAR         NONSMOKER       NONSMOKER       NONSMOKER       SMOKER
     --------      -----------     -----------    ------------     --------
        1               0%              0%             0%             0%
    Thereafter         37%             56%            46%           109%


     Aggregate Nonsmoker rates are to be used with plans that do not have a Preferred Nonsmoker class. These rates are guaranteed to a maximum reinsured amount of $20,000,000 per life under this Agreement. Amounts in excess of $20,000,000 will be reinsured using rates that are mutually acceptable.

III. POLICY FEE

     No policy fee will be charged.

                                                                   Continued ...

                          (EFFECTIVE JANUARY 1, 1999)

IV.  RATES FOR SUBSTANDARD TABLE RATINGS

     For substandard risks issued at table ratings, the standard rate will be multiplied by the appropriate mortality factor:


           TABLE          MORTALITY            TABLE           MORTALITY
          RATING           FACTOR             RATING            FACTOR
       ------------      -----------       ------------       -----------
         1 or A              125%             5 or E             225%
       1 1/2 or AA         137.5%             6 or F             250%
         2 or B              150%             8 or H             300%
       2 1/2 or BB         162.5%            10 or J             350%
         3 or C              175%            12 or L             400%
         4 or D              200%            16 or P             500%


V.   RATES FOR FLAT EXTRA RATINGS

     Substandard risks issued at flat extra ratings will be coinsured. You will pay us the appropriate portion of the flat extra premium charged the insured less the following allowances:


               DURATION             FIRST YEAR          RENEWAL YEARS
         -------------------       ------------         -------------
         Over Five Years                75%                  10%
         Five Years or Less             10%                  10%


VI.  RATES FOR DISABILITY WAIVER BENEFIT

     Disability Waiver Benefits will be coinsured. You will pay us the appropriate portion of the annual Disability Waiver Premium charged the insured less the following allowances:

                    FIRST YEAR          RENEWAL YEARS
                  -------------       -----------------
                       75%                   10%


                                                                   Continued ...

                          (EFFECTIVE JANUARY 1, 1999)


VII.  RATES FOR ACCIDENTAL DEATH BENEFIT

      Accidental Death Benefits are not available under this Agreement.

VIII. PREMIUM TAXES

      We will not reimburse premium taxes for reinsurance ceded under this Agreement.

IX.   RECAPTURE PERIOD

      Recapture will be allowed after 10 years.

X.    CONVERSIONS

      For the purposes of this Agreement, and unless otherwise specifically covered elsewhere, "conversions" will mean continuation, rollovers, exchanges and/or internal replacements.

      a) The rates charged for conversions to plans reinsured under this Agreement will be based on the original issue age of the insured and the current duration of the original policy at the time of the conversion, i.e. point-in-scale basis.

      b) Conversions from plans reinsured under this Agreement to plans reinsured under other Reinsurance Agreements in force between us will be subject to the provisions of the other Agreements, including provisions covering rates, allowances and/or discounts. The rates charged will be based on the original issue age of the insured and the current duration of the original policy, i.e. point-in-scale basis.

      c) Conversions from plans reinsured under this Agreement to plans that we do not reinsure will remain under this Agreement. Rates charged will be the YRT Rates shown in this Exhibit, based on the original issue age of the insured and the current duration of the policy at the time of the conversion, i.e., point-in-scale basis.

                                                                   Continued ...

                          (EFFECTIVE JANUARY 1, 1999)

X. CONVERSIONS - (CONTINUED)

     d) Reinsurance under the provisions of this Agreement will include coverage for conversions of the Step-1 Plan originally issued under Automatic
        YRT Agreement No. 729 to plans of insurance covered under this Agreement. Such conversions will not be subject to the twenty-five percent quota share set forth in Article II. For Conversions of policies originally ceded on an automatic basis, you shall recapture at the time of conversion the excess of your retention at issue on the policy being converted up to a maximum of the lessor of:

        i) the full face amount of the policy; or

        ii) your retention at the time of conversion.

        Premiums charges for such conversions will be the premiums set forth in Exhibit C, based on the original issue age of the insured and the current duration of the policy, i.e. point-in-scale basis. You shall also pay to Phoenix Home Life Mutual Insurance Company a recapture charge, which shall be a single premium calculated at the rates set forth in Exhibit C, for an amount equal to the difference between the amount retained by you at issue and the lesser of:

        i) the full face amount of the policy; or

        ii) your retention at the time of recapture.

        The recapture charge will be payable to Phoenix Home Life Mutual Insurance Company at the time the conversion is reported.

        At the your option, an approximation of the above calculation may be made.

        For facultative business ceded under the provisions of Article III, you will not recapture any insurance at the time of conversion.

                          (EFFECTIVE JANUARY 1, 1999)

                    PROVIDENT MUTUAL LIFE INSURANCE COMPANY

                             SELECT & ULTIMATE ART

                               RECAPTURE CHARGES
                     FOR $1,000 RECAPTURES UPON CONVERSION


                                     SMOKER


       YEAR             ISSUE         TO
   OF CONVERSION         AGE          30     30-39      40-49    50-59     60+
  ---------------      -------     -------  -------    -------   ------   ------
        1                             .95     1.23       2.28     5.15     8.25
        2                            1.10     1.42       2.64     5.97     9.57
        3                            1.18     1.52       2.82     6.39    10.23
        4                            1.22     1.57       2.91     6.59    10.56
        5                            1.14     1.47       2.73     6.18     9.90
        6                            1.06     1.37       2.55     5.77     9.24
        7                             .91     1.18       2.18     4.94     7.92
        8                             .65      .83       1.55     3.50     5.61
        9                             .23      .29        .55     1.24     1.98



                                   NON-SMOKER


       YEAR             ISSUE
   OF CONVERSION         AGE          30     30-39      40-49    50-59     60+
  ---------------      -------     -------  -------    -------   ------   ------
        1                             .53    .69        1.27      2.88     4.62
        2                             .72    .93        1.73      3.91     6.27
        3                             .76    .98        1.82      4.12     6.60
        4                             .76    .98        1.82      4.12     6.60
        5                             .68    .88        1.94      3.71     5.94
        6                             .57    .74        1.37      3.00     4.95
        7                             .46    .59        1.09      2.47     3.96
        8                             .27    .34         .64      1.44     2.31
        9                             .08    .10         .18       .41      .66



                                                                   Continued ...

                          (EFFECTIVE JANUARY 1, 1999)

                    PROVIDENT MUTUAL LIFE INSURANCE COMPANY

                             SELECT & ULTIMATE ART

                               RECAPTURE CHARGES
                     FOR $1,000 RECAPTURES UPON CONVERSION


                                   PREFERRED


       YEAR             ISSUE
   OF CONVERSION         AGE          30     30-39      40-49    50-59     60+
  ---------------      -------     -------  -------    -------   ------   ------
        1                            .46     .59         1.09     2.47     3.96
        2                            .61     .78         1.46     3.30     5.28
        3                            .67     .86         1.59     3.61     5.78
        4                            .65     .83         1.55     3.50     5.61
        5                            .61     .78         1.46     3.30     5.28
        6                            .53     .69         1.27     2.88     4.62
        7                            .42     .54         1.00     2.27     3.63
        8                            .27     .34          .64     1.44     2.31
        9                            .08     .10          .18      .41      .66


XI.  EXPERIENCE REFUND

     Reinsurance under this Agreement is not eligible for an Experience Refund.

                                                       EFFECTIVE JANUARY 1, 1999



        1975-80 BASIC SELECT AND ULTIMATE MORTALITY TABLES -- FEMALE ANB


AGE/DUR            1         2         3         4         5         6         7         8         9
--------        ------    ------    ------    -------  -------   --------   -------   --------  -------
 0              0.93      0.34      0.30       0.27    0.24      0.22        0.20     0.18       0.18
 1              0.34      0.30      0.27       0.24    0.22      0.20        0.18     0.18       0.18
 2              0.28      0.27      0.24       0.22    0.20      0.18        0.18     0.18       0.19
 3              0.24      0.24      0.22       0.20    0.18      0.18        0.18     0.19       0.21
 4              0.22      0.22      0.20       0.18    0.18      0.18        0.19     0.21       0.24
 5              0.20      0.20      0.18       0.18    0.18      0.19        0.21     0.24       0.27
 6              0.19      0.18      0.18       0.18    0.19      0.21        0.24     0.27       0.32
 7              0.17      0.18      0.18       0.19    0.21      0.24        0.27     0.32       0.36
 8              0.16      0.18      0.19       0.21    0.24      0.27        0.32     0.36       0.40
 9              0.16      0.19      0.21       0.24    0.27      0.32        0.36     0.40       0.44
10              0.16      0.21      0.24       0.27    0.32      0.36        0.40     0.44       0.47
11              0.17      0.24      0.27       0.32    0.36      0.40        0.44     0.47       0.49
12              0.18      0.27      0.32       0.36    0.40      0.44        0.47     0.49       0.51
13              0.21      0.31      0.35       0.38    0.42      0.45        0.47     0.49       0.52
14              0.25      0.33      0.37       0.40    0.43      0.45        0.47     0.48       0.53
15              0.28      0.35      0.39       0.41    0.43      0.45        0.46     0.48       0.53
16              0.32      0.37      0.39       0.41    0.42      0.43        0.45     0.46       0.53
17              0.36      0.37      0.39       0.40    0.41      0.42        0.43     0.44       0.53
18              0.36      0.37      0.39       0.40    0.41      0.42        0.43     0.44       0.51
19              0.36      0.37      0.39       0.40    0.41      0.42        0.43     0.44       0.50
20              0.35      0.36      0.38       0.39    0.41      0.41        0.43     0.44       0.48
21              0.34      0.36      0.37       0.39    0.40      0.41        0.43     0.44       0.47
22              0.32      0.34      0.36       0.38    0.40      0.41        0.43     0.45       0.46
23              0.32      0.34      0.37       0.39    0.41      0.42        0.45     0.46       0.50
24              0.31      0.34      0.38       0.40    0.42      0.45        0.46     0.50       0.55
25              0.31      0.35      0.39       0.41    0.44      0.46        0.50     0.55       0.59
26              0.30      0.35      0.39       0.43    0.46      0.50        0.55     0.59       0.63
27              0.30      0.35      0.41       0.45    0.50      0.55        0.59     0.63       0.66
28              0.31      0.36      0.42       0.48    0.53      0.59        0.63     0.66       0.76
29              0.32      0.37      0.44       0.51    0.57      0.63        0.66     0.76       0.86
30              0.33      0.39      0.47       0.54    0.62      0.66        0.76     0.86       0.97
31              0.35      0.41      0.50       0.59    0.66      0.76        0.86     0.97       1.08
32              0.38      0.44      0.54       0.65    0.76      0.86        0.97     1.08       1.19
33              0.39      0.46      0.57       0.69    0.82      0.93        1.07     1.19       1.31
34              0.41      0.49      0.60       0.74    0.88      1.02        1.18     1.31       1.48
35              0.43      0.51      0.63       0.79    0.95      1.12        1.30     1.48       1.64
36              0.45      0.54      0.67       0.85    1.04      1.23        1.43     1.63       1.81
37              0.48      0.58      0.71       0.92    1.13      1.35        1.56     1.77       1.98
38              0.51      0.64      0.80       1.04    1.26      1.49        1.70     1.92       2.14
39              0.55      0.72      0.89       1.16    1.39      1.63        1.85     2.08       2.30
40              0.60      0.80      1.00       1.28    1.52      1.78        2.01     2.24       2.46
41              0.65      0.89      1.10       1.41    1.66      1.94        2.17     2.41       2.63
42              0.70      0.98      1.20       1.54    1.80      2.10        2.33     2.58       2.83
43              0.76      1.05      1.29       1.63    1.90      2.20        2.45     2.74       3.01
44              0.81      1.12      1.39       1.71    2.00      2.30        2.59     2.90       3.21
45              0.86      1.19      1.48       1.79    2.10      2.42        2.73     3.07       3.43

                                                       Effective January 1, 1999

        1975-80 BASIC SELECT AND ULTIMATE MORTALITY TABLES - FEMALE ANB

Age/Dur      1       2       3       4       5       6       7       8       9
-------   ------  ------  ------  ------  ------  ------  ------  ------  ------
  46        0.91    1.26    1.58    1.86    2.22    2.53    2.88    3.28    3.67
  47        0.96    1.33    1.68    1.95    2.34    2.65    3.06    3.49    3.94
  48        1.00    1.39    1.76    2.04    2.45    2.82    3.27    3.76    4.20
  49        1.05    1.46    1.83    2.13    2.58    3.00    3.50    4.04    4.48
  50        1.10    1.53    1.91    2.24    2.72    3.20    3.74    4.35    4.78
  51        1.15    1.60    2.01    2.35    2.86    3.40    4.00    4.68    5.09
  52        1.20    1.68    2.10    2.47    3.01    3.61    4.28    5.03    5.40
  53        1.26    1.76    2.22    2.65    3.23    3.87    4.57    5.34    5.77
  54        1.32    1.85    2.35    2.84    3.47    4.15    4.87    5.65    6.15
  55        1.38    1.93    2.48    3.05    3.72    4.43    5.18    5.97    6.55
  56        1.45    2.02    2.62    3.27    3.97    4.72    5.50    6.29    6.97
  57        1.51    2.11    2.76    3.49    4.24    5.02    5.82    6.62    7.42
  58        1.63    2.29    2.99    3.76    4.54    5.34    6.18    7.03    7.88
  59        1.75    2.48    3.24    4.04    4.85    5.69    6.57    7.46    8.36
  60        1.18    2.68    3.50    4.34    5.18    6.06    6.98    7.93    8.89
  61        2.01    2.90    3.77    4.66    5.54    6.45    7.42    8.43    9.45
  62        2.15    3.12    4.07    5.01    5.93    6.88    7.90    8.97   10.07
  63        2.27    3.27    4.26    5.24    6.21    7.22    8.30    9.49   10.75
  64        2.40    3.43    4.46    5.48    6.50    7.57    8.75   10.07   11.53
  65        2.53    3.59    4.66    5.73    6.80    7.95    9.24   10.72   12.43
  66        2.67    3.76    4.88    5.99    7.12    8.37    9.80   11.47   13.45
  67        2.82    3.94    5.10    6.27    7.48    8.85   10.43   12.32   14.61
  68        3.06    4.28    5.56    6.87    8.23    9.79   11.60   13.76   16.38
  69        3.33    4.67    6.09    7.56    9.11   10.89   12.95   15.42   18.41
  70        3.63    5.11    6.70    8.36   10.13   12.16   14.52   17.34   20.73
  71        5.01    7.70   10.44   13.52   16.24   19.36   24.15   28.95   35.02
  72        6.01    8.87   12.38   15.87   19.26   23.05   28.68   34.23   41.07
  73        7.20   10.35   14.68   18.73   22.84   27.42   33.97   40.33   47.96
  74        8.63   12.39   17.32   22.10   27.06   32.52   40.08   47.30   55.76
  75       10.32   14.81   20.43   26.07   31.97   38.41   47.07   55.20   64.51
  76       12.34   17.69   24.09   30.69   37.65   45.16   55.01   64.10   74.28
  77       14.74   20.71   28.36   36.01   44.13   52.83   63.96   74.06   85.13
  78       17.58   24.64   33.26   42.08   51.48   61.48   73.98   85.13   93.91
  79       21.12   29.19   38.86   48.95   59.76   71.17   85.13   93.91  103.24
  80       25.23   34.42   45.19   56.66   69.02   81.96   93.91  103.24  113.12
  81       29.98   40.36   52.30   65.27   79.31   93.91  103.24  113.12  123.55
  82       35.39   47.07   60.24   74.83   90.70  103.24  113.12  123.55  134.53
  83       41.53   54.60   69.05   85.39  103.24  113.12  123.55  134.53  146.06
  84       49.99   63.00   78.78   97.00  113.12  123.55  134.53  146.06  158.14
  85       59.59   74.19   89.47  109.70  123.55  134.53  146.06  158.14  170.77
  86       70.43   84.66  101.18  123.55  134.53  146.06  158.14  170.77  183.95
  87       82.59   97.28  113.94  134.53  146.06  158.14  170.77  183.95  197.68
  88       96.15  111.20  127.80  146.06  158.14  170.77  183.95  197.68  211.96
  89      105.02  121.08  138.76  158.14  170.77  183.95  197.68  211.96  226.79
  90      114.35  131.45  150.23  170.77  183.95  197.68  211.96  226.79  242.17

                                                       Effective January 1, 1999

        1975-80 BASIC SELECT AND ULTIMATE MORTALITY TABLES - FEMALE ANB

                                                                   ULTIMATE
AGE/DUR    10        11        12        13        14        15      RATE    AGE
-------  ------    ------    ------    ------    ------    ------  --------  ---
   0      0.18      0.19      0.21      0.24      0.27      0.32     0.36     15
   1      0.19      0.21      0.24      0.27      0.32      0.36     0.40     16
   2      0.21      0.24      0.27      0.32      0.36      0.40     0.44     17
   3      0.24      0.27      0.32      0.36      0.40      0.44     0.47     18
   4      0.27      0.32      0.36      0.40      0.44      0.47     0.49     19
   5      0.32      0.36      0.40      0.44      0.47      0.49     0.51     20
   6      0.36      0.40      0.44      0.47      0.49      0.51     0.52     21
   7      0.40      0.44      0.47      0.49      0.51      0.52     0.53     22
   8      0.44      0.47      0.49      0.51      0.52      0.53     0.53     23
   9      0.47      0.49      0.51      0.52      0.53      0.53     0.53     24
  10      0.49      0.51      0.52      0.53      0.53      0.53     0.53     25
  11      0.51      0.52      0.53      0.53      0.53      0.53     0.53     26
  12      0.52      0.53      0.53      0.53      0.53      0.53     0.53     27
  13      0.53      0.53      0.53      0.53      0.53      0.53     0.53     28
  14      0.53      0.53      0.53      0.53      0.53      0.53     0.54     29
  15      0.53      0.53      0.53      0.53      0.53      0.54     0.55     30
  16      0.53      0.53      0.53      0.53      0.54      0.55     0.58     31
  17      0.53      0.53      0.53      0.54      0.55      0.58     0.61     32
  18      0.52      0.53      0.54      0.55      0.58      0.61     0.65     33
  19      0.50      0.54      0.55      0.58      0.61      0.65     0.70     34
  20      0.50      0.55      0.58      0.61      0.65      0.70     0.77     35
  21      0.49      0.58      0.61      0.65      0.70      0.77     0.84     36
  22      0.50      0.61      0.65      0.70      0.77      0.84     0.93     37
  23      0.55      0.65      0.70      0.77      0.84      0.93     1.03     38
  24      0.59      0.70      0.77      0.84      0.93      1.03     1.15     39
  25      0.63      0.77      0.84      0.93      1.03      1.15     1.29     40
  26      0.69      0.84      0.93      1.03      1.15      1.29     1.45     41
  27      0.76      0.93      1.03      1.15      1.29      1.45     1.62     42
  28      0.86      1.03      1.15      1.29      1.45      1.62     1.79     43
  29      0.97      1.15      1.29      1.45      1.62      1.79     1.96     44
  30      1.08      1.29      1.45      1.62      1.79      1.96     2.14     45
  31      1.19      1.45      1.62      1.79      1.96      2.14     2.33     46
  32      1.31      1.62      1.79      1.96      2.14      2.33     2.52     47
  33      1.48      1.77      1.94      2.12      2.33      2.52     2.72     48
  34      1.64      1.92      2.10      2.30      2.51      2.72     2.93     49
  35      1.81      2.07      2.27      2.46      2.71      2.92     3.17     50
  36      2.00      2.23      2.43      2.64      2.92      3.16     3.43     51
  37      2.19      2.39      2.60      2.82      3.15      3.42     3.71     52
  38      2.35      2.56      2.78      3.02      3.38      3.66     4.04     53
  39      2.52      2.74      2.98      3.23      3.62      3.94     4.40     54
  40      2.69      2.94      3.19      3.46      3.91      4.25     4.80     55
  41      2.89      3.15      3.42      3.72      4.23      4.58     5.23     56
  42      3.10      3.38      3.69      4.01      4.57      4.94     5.70     57
  43      3.31      3.64      3.98      4.34      4.94      5.37     6.22     58
  44      3.55      3.92      4.30      4.69      5.37      5.85     6.78     59
  45      3.82      4.23      4.64      5.07      5.83      6.36     7.37     60

                                                       Effective January 1, 1999

        1975-80 BASIC SELECT AND ULTIMATE MORTALITY TABLES - FEMALE ANB

                                                                   ULTIMATE
AGE/DUR    10        11        12        13        14        15      RATE    AGE
-------  ------    ------    ------    ------    ------    ------  --------  ---
  46       4.11      4.55      5.01      5.49      6.32      6.89     8.00    61
  47       4.41      4.90      5.41      5.94      6.84      7.46     8.67    62
  48       4.70      5.23      5.77      6.31      7.25      7.88     9.38    63
  49       5.02      5.57      6.13      6.70      7.67      8.30    10.15    64
  50       5.34      5.92      6.50      7.09      8.09      8.75    10.99    65
  51       5.67      6.28      6.88      7.49      8.53      9.21    11.91    66
  52       6.01      6.64      7.27      7.91      9.00      9.70    12.92    67
  53       6.41      7.05      7.75      8.47      9.68     10.50    14.03    68
  54       6.81      7.49      8.26      9.07     10.43     11.37    15.25    69
  55       7.25      7.96      8.81      9.72     11.24     12.33    16.63    70
  56       7.71      8.46      9.40     10.43     12.13     13.41    18.21    71
  57       8.21      9.00     10.04     11.20     13.13     14.65    20.04    72
  58       8.71      9.76     10.86     12.11     14.18     15.84    22.17    73
  59       9.25     10.60     11.79     13.14     15.40     17.21    24.65    74
  60       9.83     11.55     12.85     14.33     16.80     18.78    27.53    75
  61      10.47     12.64     14.08     15.70     18.42     20.59    30.86    76
  62      11.19     13.90     15.50     17.30     20.28     22.64    34.69    77
  63      12.11     15.04     16.80     18.79     22.08     24.73    39.07    78
  64      13.17     16.34     18.28     20.47     24.09     27.05    44.00    79
  65      14.38     17.83     19.94     22.34     26.30     29.55    49.48    80
  66      15.78     19.51     21.81     24.41     28.69     32.20    55.51    81
  67      17.37     21.40     23.87     26.64     31.21     34.98    62.09    82
  68      19.53     23.87     26.64     29.96     34.98     39.13    69.22    83
  69      21.99     26.64     29.96     33.61     39.13     43.62    76.90    84
  70      24.77     29.96     33.61     37.59     43.62     48.46    85.13    85
  71      41.07     47.96     55.76     64.57     74.44     85.13    93.91    86
  72      47.96     55.76     64.51     74.32     85.13     93.91   103.24    87
  73      55.76     64.51     74.28     85.13     93.91    103.24   113.12    88
  74      64.51     74.28     85.13     93.91    103.24    113.12   123.55    89
  75      74.28     85.13     93.91    103.24    113.12    123.55   134.53    90
  76      85.13     93.91    103.24    113.12    123.55    134.53   146.06    91
  77      93.91    103.24    113.12    123.55    134.53    146.06   158.14    92
  78     103.24    113.12    123.55    134.53    146.06    158.14   170.77    93
  79     113.12    123.55    134.53    146.06    158.14    170.77   183.95    94
  80     123.55    134.53    146.06    158.14    170.77    183.95   197.68    95
  81     134.53    146.06    158.14    170.77    183.95    197.68   211.96    96
  82     146.06    158.14    170.77    183.95    197.68    211.96   226.79    97
  83     158.14    170.77    183.95    197.68    211.96    226.79   242.17    98
  84     170.77    183.95    197.68    211.96    226.79    242.17   258.10    99
  85     183.95    197.68    211.96    226.79    242.17    258.10   274.58   100
  86     197.68    211.96    226.79    242.17    258.10    274.58   291.61   101
  87     211.96    226.79    242.17    258.10    274.58    291.61   309.19   102
  88     226.79    242.17    258.10    274.58    291.61    309.19   327.32   103
  89     242.17    258.10    274.58    291.61    309.19    327.32   346.00   104
  90     258.10    274.58    291.61    309.19    327.32    346.00   365.23   105

                                                       Effective January 1, 1999

        1975-80 BASIC SELECT AND ULTIMATE MORTALITY TABLES - MALE ANB


AGE/DUR      1       2       3       4       5       6       7       8       9
-------   ------  ------  ------  ------  ------  ------  ------  ------  ------
   0        1.23    0.74    0.48    0.43    0.38    0.34    0.33    0.29    0.27
   1        0.49    0.47    0.42    0.36    0.28    0.23    0.22    0.22    0.24
   2        0.35    0.37    0.33    0.28    0.23    0.22    0.21    0.24    0.24
   3        0.35    0.29    0.25    0.23    0.22    0.2     0.22    0.24    0.27
   4        0.29    0.25    0.23    0.22    0.20    0.22    0.24    0.27    0.30
   5        0.25    0.23    0.22    0.20    0.22    0.24    0.27    0.30    0.36
   6        0.23    0.22    0.20    0.22    0.24    0.27    0.30    0.36    0.50
   7        0.19    0.20    0.22    0.24    0.27    0.30    0.35    0.50    0.66
   8        0.18    0.21    0.21    0.27    0.29    0.35    0.50    0.66    0.87
   9        0.19    0.20    0.24    0.29    0.35    0.50    0.66    0.87    1.05
  10        0.18    0.22    0.27    0.35    0.50    0.66    0.87    1.05    1.13
  11        0.20    0.25    0.34    0.50    0.66    0.87    1.05    1.13    1.19
  12        0.23    0.32    0.50    0.66    0.87    1.05    1.13    1.19    1.23
  13        0.30    0.46    0.63    0.87    1.05    1.12    1.19    1.22    1.24
  14        0.44    0.59    0.87    1.05    1.12    1.17    1.22    1.23    1.23
  15        0.58    0.87    1.05    1.12    1.17    1.21    1.23    1.22    1.20
  16        0.87    1.05    1.12    1.17    1.21    1.20    1.21    1.19    1.16
  17        1.05    1.12    1.17    1.21    1.2     1.18    1.18    1.15    1.11
  18        1.03    1.10    1.13    1.15    1.14    1.11    1.11    1.07    1.04
  19        1.00    1.05    1.06    1.07    1.05    1.04    1.02    0.98    0.96
  20        0.93    0.97    0.97    0.97    0.97    0.95    0.93    0.90    0.90
  21        0.84    0.87    0.87    0.87    0.87    0.86    0.85    0.83    0.85
  22        0.73    0.76    0.76    0.76    0.77    0.77    0.77    0.77    0.80
  23        0.73    0.76    0.75    0.75    0.75    0.76    0.77    0.77    0.80
  24        0.73    0.74    0.73    0.73    0.74    0.76    0.77    0.78    0.82
  25        0.72    0.72    0.72    0.72    0.74    0.76    0.77    0.79    0.84
  26        0.70    0.70    0.71    0.72    0.73    0.76    0.78    0.82    0.88
  27        0.68    0.68    0.70    0.71    0.73    0.77    0.81    0.86    0.92
  28        0.66    0.68    0.71    0.73    0.76    0.81    0.86    0.92    1.00
  29        0.65    0.68    0.73    0.76    0.81    0.86    0.92    1.00    1.08
  30        0.64    0.68    0.76    0.81    0.86    0.92    1.00    1.08    1.17
  31        0.63    0.69    0.79    0.86    0.92    1.00    1.08    1.17    1.28
  32        0.63    0.71    0.84    0.92    1.00    1.08    1.17    1.28    1.40
  33        0.63    0.72    0.88    0.98    1.08    1.17    1.28    1.40    1.58
  34        0.63    0.73    0.93    1.05    1.17    1.28    1.40    1.58    1.78
  35        0.63    0.76    0.99    1.14    1.28    1.40    1.58    1.78    2.01
  36        0.65    0.79    1.06    1.25    1.40    1.58    1.78    2.01    2.24
  37        0.67    0.84    1.15    1.37    1.58    1.78    2.01    2.24    2.53
  38        0.70    0.89    1.23    1.47    1.70    1.91    2.16    2.41    2.72
  39        0.74    0.95    1.33    1.59    1.83    2.07    2.33    2.60    2.93
  40        0.79    1.02    1.45    1.73    2.00    2.23    2.51    2.79    3.13
  41        0.85    1.11    1.59    1.90    2.17    2.42    2.70    2.98    3.33
  42        0.92    1.22    1.76    2.09    2.37    2.62    2.89    3.18    3.52
  43        0.99    1.37    1.92    2.30    2.61    2.88    3.18    3.47    3.83
  44        1.08    1.53    2.11    2.52    2.86    3.17    3.47    3.79    4.17
  45        1.17    1.72    2.31    2.75    3.13    3.47    3.79    4.14    4.56

                                                       Effective January 1, 1999


         1975-80 BASIC SELECT AND ULTIMATE MORTALITY TABLES -- MALE ANB


AGE/DUR        1       2       3       4       5       6       7       8       9
-------     ------  ------  ------  ------  ------  ------  ------  ------  ------
   46         1.28    1.94    2.51    3.00    3.40    3.78    4.14    4.56    4.91
   47         1.39    2.17    2.73    3.25    3.69    4.13    4.56    4.89    5.31
   48         1.49    2.27    2.84    3.40    3.90    4.38    4.87    5.28    5.80
   49         1.60    2.35    2.95    3.54    4.09    4.62    5.18    5.70    6.33
   50         1.70    2.42    3.04    3.66    4.29    4.87    5.51    6.15    6.93
   51         1.80    2.48    3.12    3.77    4.47    5.12    5.86    6.65    7.59
   52         1.90    2.52    3.17    3.85    4.65    5.38    6.23    7.20    8.32
   53         2.06    2.75    3.46    4.23    5.08    5.90    6.84    7.89    9.11
   54         2.23    2.99    3.78    4.64    5.57    6.47    7.52    8.66    9.96
   55         2.41    3.27    4.12    5.10    6.11    7.11    8.27    9.50   10.86
   56         2.61    3.56    4.51    5.61    6.71    7.83    9.09   10.38   11.83
   57         2.82    3.89    4.94    6.18    7.38    8.60    9.96   11.33   12.87
   58         2.96    4.13    5.44    6.74    8.10    9.20   10.59   12.05   13.66
   59         3.10    4.37    6.00    7.34    8.87    9.82   11.23   12.79   14.47
   60         3.23    4.63    6.61    7.97    9.71   10.46   11.89   13.57   15.32
   61         3.37    4.89    7.26    8.64   10.46   11.59   12.58   14.38   16.18
   62         3.50    5.14    7.97    9.36   11.59   11.83   13.29   15.21   17.05
   63         3.89    5.77    8.74   10.48   11.83   13.29   15.21   17.05   20.11
   64         4.32    6.47    9.57   11.73   13.29   15.21   17.05   20.11   22.42
   65         4.80    7.26   10.50   13.13   15.21   17.05   20.11   22.42   25.79
   66         5.32    8.14   11.51   14.69   17.05   20.11   22.42   25.79   28.69
   67         5.91    9.12   12.62   16.42   20.11   22.42   25.79   28.69   32.93
   68         6.51   10.04   13.89   18.04   22.04   24.54   28.23   31.44   34.47
   69         7.17   11.05   15.25   19.76   24.12   26.87   30.94   34.47   37.82
   70         7.89   12.14   16.72   21.64   26.41   29.44   33.92   37.82   41.49
   71         9.53   14.60   19.60   24.97   29.44   34.32   41.78   48.80   57.45
   72        11.40   16.64   22.87   28.77   34.15   39.89   48.34   56.16   65.58
   73        13.52   19.13   26.61   33.20   39.52   46.21   55.72   64.40   74.61
   74        15.94   22.46   30.70   38.25   45.60   53.35   64.01   73.58   84.52
   75        18.71   26.26   35.35   43.95   52.45   61.35   73.23   83.67   95.39
   76        21.88   30.62   40.61   50.35   60.12   70.26   83.39   94.78  107.62
   77        25.51   34.90   46.52   57.51   68.66   80.09   94.57  107.29  121.31
   78        29.63   40.42   53.12   65.47   78.04   90.90  107.18  121.31  132.05
   79        34.65   46.62   60.45   74.20   88.36  103.10  121.31  132.05  143.63
   80        40.30   53.54   68.50   83.78   99.99  116.79  132.05  143.63  156.05
   81        46.63   61.18   77.33   94.56  113.02  132.05  143.63  156.05  169.12
   82        53.65   69.60   87.27  106.64  127.54  143.63  156.05  169.12  182.61
   83        61.41   79.10   98.40  120.07  143.63  156.05  169.12  182.61  196.52
   84        72.42   89.77  110.78  134.94  156.05  169.12  182.61  196.52  210.85
   85        84.92  104.32  124.48  151.33  169.12  182.61  196.52  210.85  225.60
   86        99.04  117.78  139.58  169.12  182.61  196.52  210.85  225.60  240.77
   87       114.90  134.20  155.97  182.61  196.52  210.85  225.60  240.77  256.36
   88       132.64  152.21  173.48  196.52  210.85  225.60  240.77  256.36  272.37
   89       143.75  164.35  186.69  210.85  225.60  240.77  256.36  272.37  288.80
   90       155.22  176.87  200.31  225.60  240.77  256.36  272.37  288.80  305.65

                                                       Effective January 1, 1999

         1975-80 BASIC SELECT AND ULTIMATE MORTALITY TABLES -- MALE ANB

                                                                           ULTIMATE
AGE/DUR        10        11        12        13        14        15          RATE           AGE
--------   ---------  --------  --------  -------  --------   --------   ------------    ---------

 0           0.27       0.25      0.28      0.31     0.38       0.54       0.68             15
 1           0.24       0.27      0.30      0.38     0.54       0.68       1.01             16
 2           0.27       0.30      0.37      0.54     0.68       1.01       1.14             17
 3           0.30       0.37      0.53      0.68     1.01       1.14       1.22             18
 4           0.36       0.52      0.66      0.99     1.11       1.22       1.31             19
 5           0.50       0.66      0.96      1.09     1.16       1.31       1.37             20
 6           0.66       0.94      1.07      1.14     1.21       1.37       1.40             21
 7           0.87       1.05      1.13      1.19     1.23       1.40       1.41             22
 8           1.05       1.13      1.19      1.23     1.30       1.39       1.40             23
 9           1.13       1.19      1.23      1.30     1.35       1.36       1.38             24
10           1.19       1.23      1.30      1.35     1.36       1.32       1.34             25
11           1.23       1.30      1.35      1.36     1.30       1.27       1.29             26
12           1.30       1.35      1.36      1.30     1.25       1.20       1.24             27
13           1.28       1.31      1.30      1.25     1.20       1.16       1.20             28
14           1.24       1.26      1.25      1.19     1.16       1.13       1.17             29
15           1.20       1.19      1.18      1.13     1.12       1.11       1.14             30
16           1.14       1.12      1.12      1.09     1.09       1.09       1.12             31
17           1.07       1.05      1.06      1.05     1.06       1.08       1.11             32
18           1.01       1.00      1.02      1.01     1.03       1.07       1.12             33
19           0.95       0.97      0.97      0.98     1.01       1.07       1.14             34
20           0.91       0.93      0.94      0.96     1.01       1.08       1.17             35
21           0.86       0.90      0.92      0.96     1.02       1.11       1.22             36
22           0.83       0.88      0.91      0.96     1.04       1.15       1.28             37
23           0.84       0.90      0.94      1.00     1.10       1.21       1.36             38
24           0.87       0.93      0.97      1.05     1.17       1.29       1.45             39
25           0.90       0.96      1.03      1.12     1.25       1.38       1.56             40
26           0.95       1.02      1.09      1.20     1.35       1.49       1.70             41
27           1.01       1.08      1.17      1.30     1.47       1.63       1.87             42
28           1.08       1.17      1.28      1.42     1.61       1.81       2.07             43
29           1.17       1.28      1.42      1.58     1.81       2.03       2.31             44
30           1.28       1.42      1.58      1.81     2.03       2.26       2.58             45
31           1.42       1.58      1.81      2.03     2.26       2.53       2.89             46
32           1.58       1.81      2.03      2.26     2.53       2.83       3.24             47
33           1.78       2.01      2.25      2.53     2.83       3.17       3.61             48
34           2.01       2.24      2.53      2.81     3.16       3.54       4.02             49
35           2.24       2.53      2.8       3.13     3.52       3.94       4.45             50
36           2.53       2.80      3.10      3.48     3.91       4.36       4.92             51
37           2.80       3.08      3.43      3.86     4.32       4.82       5.44             52
38           3.04       3.35      3.76      4.25     4.78       5.33       6.00             53
39           3.27       3.64      4.10      4.67     5.28       5.88       6.61             54
40           3.51       3.94      4.47      5.13     5.82       6.48       7.27             55
41           3.75       4.24      4.86      5.62     6.41       7.12       8.01             56
42           3.99       4.57      5.28      6.15     7.05       7.85       8.82             57
43           4.33       4.96      5.71      6.63     7.61       8.50       9.73             58
44           4.70       5.37      6.16      7.16     8.20       9.22      10.75             59
45           5.08       5.80      6.66      7.73     8.85      10.02      11.89             60

                                                       Effective January 1, 1999

         1975-80 BASIC SELECT AND ULTIMATE MORTALITY TABLES - MALE ANB

                                                                   ULTIMATE
AGE/DUR    10        11        12        13        14        15      RATE    AGE
-------  ------    ------    ------    ------    ------    ------  --------  ---

46         5.48      6.28      7.19      8.35      9.56     10.89    13.17    61
47         5.93      6.79      7.78      9.03     10.34     11.85    14.57    62
48         6.49      7.53      8.64      9.94     11.30     12.79    16.07    63
49         7.12      8.36      9.60     10.96     12.32     13.75    17.71    64
50         7.83      9.30     10.69     12.06     13.40     14.77    19.50    65
51         8.61     10.35     11.89     13.24     14.56     15.83    21.47    66
52         9.48     11.51     13.18     14.52     15.80     16.96    23.65    67
53        10.43     12.63     14.52     15.80     16.96     19.16    26.05    68
54        11.44     13.85     15.80     16.96     19.16     21.62    28.69    69
55        12.54     15.17     16.96     19.16     21.62     24.39    31.57    70
56        13.73     16.62     19.16     21.62     24.39     27.47    34.68    71
57        15.03     18.21     21.36     24.39     27.15     30.87    38.00    72
58        15.94     19.22     22.43     25.64     28.58     32.76    41.60    73
59        16.88     20.25     23.49     26.85     29.94     34.70    45.54    74
60        17.85     21.28     24.48     27.97     31.28     36.71    49.90    75
61        18.82     22.26     25.39     29.04     32.61     38.82    54.71    76
62        19.77     23.18     26.21     30.06     33.93     41.03    60.03    77
63        22.42     25.79     28.87     33.14     37.75     44.66    65.85    78
64        25.79     28.69     32.93     36.55     42.02     48.60    72.18    79
65        28.69     32.93     35.12     40.34     46.75     52.83    79.02    80
66        32.93     34.69     38.78     44.51     51.97     57.68    86.36    81
67        34.47     38.42     42.80     49.08     57.68     62.18    94.12    82
68        37.82     42.14     46.91     53.73     62.18     67.77   102.35    83
69        41.49     46.20     51.36     58.72     67.77     73.69   111.41    84
70        45.48     50.57     56.13     64.00     73.69     80.22   121.31    85
71        65.58     74.61     84.52     95.47    107.84    121.31   132.05    86
72        74.61     84.52     95.39    107.67    121.31    132.05   143.63    87
73        84.52     95.39    107.62    121.31    132.05    143.63   156.05    88
74        95.39    107.62    121.31    132.05    143.63    156.05   169.12    89
75       107.62    121.31    132.05    143.63    156.05    169.12   182.61    90
76       121.31    132.05    143.63    156.05    169.12    182.61   196.52    91
77       132.05    143.63    156.05    169.12    182.61    196.52   210.85    92
78       143.63    156.05    169.12    182.61    196.52    210.85   225.60    93
79       156.05    169.12    182.61    196.52    210.85    225.60   240.77    94
80       169.12    182.61    196.52    210.85    225.60    240.77   256.36    95
81       182.61    196.52    210.85    225.60    240.77    256.36   272.37    96
82       196.52    210.85    225.60    240.77    256.36    272.37   288.80    97
83       210.85    225.60    240.77    256.36    272.37    288.80   305.65    98
84       225.60    240.77    256.36    272.37    288.80    305.65   322.92    99
85       240.77    256.36    272.37    288.80    305.65    322.92   340.61   100
86       256.36    272.37    288.80    305.65    322.92    340.61   358.72   101
87       272.37    288.80    305.65    322.92    340.61    358.72   377.25   102
88       288.80    305.65    322.92    340.61    358.72    377.25   396.20   103
89       305.65    322.92    340.61    358.72    377.25    396.20   415.57   104
90       322.92    340.61    358.72    377.25    396.20    415.57   435.36   105


                                                                       EXHIBIT D


[PHOENIX LOGO]                                                                                     REQUEST FOR REINSURANCE BENEFITS
------------------------------------------------------------------------------------------------------------------------------------
SEND COMPLETED REQUEST TO:                                                           COMPANY:
Phoenix Home Life Mutual Insurance Company       TOLL FREE: 1-800-243-3342           [ ] Phoenix Home Life Mutual Insurance Company
Assurance Claims 3E302                                      1-860-403-1000           [ ] American Phoenix Life and Reassurance
O Bright Meadow Blvd., Enfield CT 06083-1900     FAX:       1-860-403-2881           [ ] Phoenix Life and Reassurance of New York
------------------------------------------------------------------------------------------------------------------------------------
FULL NAME OF INSURED                                                                           DATE OF BIRTH

------------------------------------------------------------------------------------------------------------------------------------
DATE OF DEATH         CAUSE OF DEATH                    DATE OF DISABILITY           CAUSE OF DISABILITY

------------------------------------------------------------------------------------------------------------------------------------
Line of Business (Check Appropriate):
[ ] Individual Life/Cession            [ ] Bulk/Self Administration       [ ] Group Life/ADD       [ ] ADB       [ ] Waiver Premium
------------------------------------------------------------------------------------------------------------------------------------
RATING INFO: (Check Appropriate):                                         REINSURANCE DATA
[ ] Smoker              [ ] Standard                                      [ ] Auto                  Pool Number _________
[ ] Non-Smoker          [ ] Substandard Rating _______                    [ ] Fac.                  Pool % ______________
                        [ ] Flat Extra                                                              Date Premium Last Reported _____
------------------------------------------------------------------------------------------------------------------------------------
List all policies issued on this insured, with date of termination if not in force at the date of death. Also indicate whether any policies have been reinstated within two years prior to date of death.
------------------------------------------------------------------------------------------------------------------------------------
                                          FACE AMOUNT                             LAPSE WITHIN              FACE AMOUNT REINSURED
CEDING COMPANY                              INSURED          DATE OF             PAST TWO YEARS                 (NOT NET RISK)
 POLICY NUMBER     ISSUE DATE      ----------------------  TERMINATION     ---------------------------    --------------------------
                                     LIFE           ADB                                        DATE         LIFE                ADB
                                                                           (CHECK ONE)      REINSTATED
------------------------------------------------------------------------------------------------------------------------------------
                                                                           [ ] YES [ ] NO
------------------------------------------------------------------------------------------------------------------------------------
                                                                           [ ] YES [ ] NO
------------------------------------------------------------------------------------------------------------------------------------
                                                                           [ ] YES [ ] NO
------------------------------------------------------------------------------------------------------------------------------------
                                                                           [ ] YES [ ] NO
------------------------------------------------------------------------------------------------------------------------------------
                                                                           [ ] YES [ ] NO
------------------------------------------------------------------------------------------------------------------------------------
TOTAL ISSUED                                                   AMOUNT REINSURED WITH PHOENIX

                                   ----------------------      REINSURED WITH OTHERS                      --------------------------
LESS TOTAL TERMINATED
                                   ----------------------      AMOUNT RETAINED AT OWN RISK                --------------------------

O INSURANCE NOW IN FORCE                                       TOTAL                                      --------------------------

------------------------------------------------------------------------------------------------------------------------------------
    FRAUD STATEMENT                   REINSURANCE CESSION NUMBER            PLAN NAME          AMOUNT OF REINSURANCE WITH PHOENIX
REQUIRED BY SOME STATES                                                                                   (CURRENT NAR)
ANY PERSON WHO KNOWINGLY AND WITH  -------------------------------------------------------------------------------------------------
INTENT TO DEFRAUD ANY INSURANCE
COMPANY OR OTHER PERSON FILES A    -------------------------------------------------------------------------------------------------
STATEMENT OF CLAIM CONTAINING ANY
MATERIALLY FALSE INFORMATION, OR   -------------------------------------------------------------------------------------------------
CONCEALS FOR THE PURPOSE OF
MISLEADING, INFORMATION CONCERNING -------------------------------------------------------------------------------------------------
ANY FACT MATERIAL THERETO, COMMITS
A FRAUDULENT INSURANCE ACT, WHICH  -------------------------------------------------------------------------------------------------
IS A CRIME.
                                                                                TOTAL REQUESTED:
                                   -------------------------------------------------------------------------------------------------

[ ] Contestable [ ] Yes [ ] No                                    [ ] Conversion, Exchange or Replacement
[ ] Routine Investigation [ ] Yes [ ] No                          [ ] Reentry
[ ] Initial Notification                                              List:
[ ] Additional Information Enclosed                                    Policy No. ______________  Plan Name ________________
[ ] Copies of all claim papers enclosed includes:                      Orig. Issue date ________  Reins. with Phoenix [ ] Yes [ ] No
    Contestable Claims - Application and all underwriting              Conversion or Reentry Underwritten [ ] Yes [ ] No
    papers, investigation, claimant statement, death certificate
    and proof of payment.                                         [ ] We have paid our claim in full on ________ and request payment
    Non-Contestable - reinsured for $250,000 plus also include        of $ _______________
    application and underwriting.                                 [ ] Interest expense at _____% per annum for ____days $ __________
    Waivers - application and underwriting, claimant statement,   [ ] Investigation expense $ ___________
    attending physician statement, waiver premium provision       [ ] Legal Expense $ ____________
    and any investigation.
[ ] Copies of investigation are enclosed                          REMARKS:
[ ] We are awaiting your consultation before completing
    settlement
------------------------------------------------------------------------------------------------------------------------------------
O COMPANY NAME                                                                         PHONE NUMBER
                                                                                       (        )
------------------------------------------------------------------------------------------------------------------------------------
ADDRESS

------------------------------------------------------------------------------------------------------------------------------------
DATE                      COMPLETED BY:                                                TITLE

------------------------------------------------------------------------------------------------------------------------------------

                                   EXHIBIT E
                          (EFFECTIVE JANUARY 1, 1999)

                         CONDITIONAL RECEIPT LIABILITY

I.   AUTOMATIC REINSURANCE

     We will be liable for losses under the terms of a Conditional Receipt or Temporary Insurance Receipt only when the following qualifications are met:

     a) we have reviewed your Conditional Receipt or Temporary Insurance Receipt Form and related procedures submitted by you to us and have consented in writing to the use of such forms and procedures.

     b) the risk insured under either the Conditional Receipt or Temporary Insurance Receipt meets your underwriting guidelines applicable to conditional or temporary insurance and would have qualified for automatic coverage under this Agreement;

     c) you have retained the full retention required under the Agreement (except for reinsurance placed with one of the YRT Reinsurers) without reduction for the age and table rating of the insured; and

     d) the amount ceded to us does not exceed the Automatic Acceptance Limits applicable to us set forth in Exhibit A (Reinsurance Coverage), Part III.

     You will provide us prompt notice of any changes to the Conditional Receipt and Temporary Insurance Receipt forms and procedures. We have the right to consent to or reject any such changes, but such consent will not be unreasonably withheld. We will not be liable for claims under any changed conditional receipt or temporary insurance receipt unless we have consented to the change in accordance with this section.

     We will maintain copies of your Conditional Receipt or Temporary Receipt Forms and our written consent in our Home Office.

II.  FACULTATIVE REINSURANCE

     We will not be liable for a claim incurred under the terms of a Conditional Receipt or Temporary Insurance Receipt for a risk which has been submitted to us on a facultative basis.

                          (EFFECTIVE JANUARY 1, 1999)

III. FACE AMOUNT INCREASES FOR INTERSECTOR PLUS PLAN

     1. Any increase in the face amount of a Reinsured Policy that is an Intersector Plus Policy (each, an "Intersector Plus Policy") resulting when premium and/or dividends with respect to such policy are used to purchase paid-up additions ("PUA") will not be ceded to us automatically but may be submitted to us on a facultative basis. PUA may be used to convert the term insurance portion of an Intersector Plus Policy to permanent insurance, in which event we will share proportionately in the changes in the net amount at risk resulting from such converted permanent insurance.

     2. The term insurance portion of the Intersector Plus Policy may increase according to a schedule determined at issue and; in the event of such increase, you will retain the portion of such policy equal the product of (a) and (b), where (a) equals the face amount of the policy in force (including the increase), and (b) equals a fraction, the numerator of which is your retention at issue with respect to such policy before the increase, and the denominator of which is the total death benefit after the schedule.

     3. Any unscheduled increase in the face amount of an Intersector Plus Policy will be treated as a new Reinsured Policy.

                   PHOENIX HOME LIFE MUTUAL INSURANCE COMPANY


                          100 BRIGHT MEADOW BOULEVARD
                           ENFIELD, CONNECTICUT 06083
                                 (860) 403-1000
                                 (860) 243-3342
                    FAX: (860) 403-2379/2380 (UNDERWRITING)
                            (860) 403-2881 (GENERAL)

                                  NAIC#: 67814
                            FEDERAL ID#: 06-0493340


Dallas Regional Sales Office:

                   PHOENIX HOME LIFE MUTUAL INSURANCE COMPANY
                          5400 LBJ FREEWAY, SUITE 1540
                              DALLAS, TEXAS 75240
                                 (972) 716-0940
                              FAX: (972) 716-0661

Please send general correspondence and paid reinsurance notices to:

                   PHOENIX HOME LIFE MUTUAL INSURANCE COMPANY
                          REINSURANCE DEPARTMENT 3E302
                                 P.O. BOX 1900
                             ENFIELD, CT 06083-1900

Please send facultative applications only to:

                   PHOENIX HOME LIFE MUTUAL INSURANCE COMPANY
                   REINSURANCE DEPARTMENT UNDERWRITING 3E302
                                 P.O. BOX 2300
                             ENFIELD, CT 06083-2300

Please send premium remittance checks to:

                   PHOENIX HOME LIFE MUTUAL INSURANCE COMPANY
                                 P.O. BOX 95018
                             CHICAGO, IL 60694-5018


                                                                    Continued...

Contacts:

Marketing Services:

MIKE SMITH, FSA, REGIONAL VICE PRESIDENT
(972) 716-0940

Facultative Submissions:

JORDAN CARREIRA, UNDERWRITING OFFICER, REGIONAL MANAGER
(860) 403-2374

RENE SUTHERLAND, SUPERVISOR, REINSURANCE UNDERWRITING SERVICES
(860) 403-2382

Client Administration

PATTI SMITH, FLMI, ACS, MANAGER
(860) 403-2368

DEB GABOURY
(860) 403-2069

Claims

DONALD K. SCOTT, ASSISTANT VICE PRESIDENT, CLAIMS AND AUDIT
(860) 403-2361

Treaties

WILLA M. NEMETZ, DIRECTOR, TREATIES AND COMPLIANCE
(860) 403-2364

KEVIN M. HAWK, CONTRACT ADMINISTRATOR
(860) 403-2391